Exhibit 10.21

THIRD AMENDMENT OF

LEASE AGREEMENT

This Amendment of Lease Agreement (this “Amendment”) is made as of the 31st day of October, 2007, by and between B-LINE Holdings, L.C., a Utah limited liability company (the “Landlord”), and Medallion Bank, a Utah Industrial Bank (“the Tenant”).

WHEREAS, by an Agreement of Lease dated July 3, 2002, B-LINE Holdings, L.C., a Utah limited liability company as landlord (the “Landlord”) has leased the space containing approximately 2,786 rentable square feet (“RSF”) (2,459 useable square feet (“USF”), known as Suite 510 in the building located at 1100 East 6600 South, Salt Lake City, Utah (the “Building”) to Tenant (the “Lease”);

WHEREAS, by an Amendment of Lease Agreement dated October 29, 2004, Tenant has leased an additional 1,475 rentable square feet (1,302 useable square feet) in the Building;

WHEREAS, by an Assignment of Lease Agreement dated July 6, 2006, Tenant executed an Assignment of Lease with Zerop Medical, LLC wherein Tenant has leased 2,752 rentable square feet (2,429 useable square feet) known as Suite 520 in the Building;

WHEREAS, by a Second Amendment of Lease Agreement dated January 9, 2007, Tenant substituted Ste. 520 with Ste. 515 which is comprised of 1,556 rentable square feet (1,373 useable square feet);

WHEREAS, all of the above agreements by and between the Tenant and Landlord are herein referred to as the “Lease.”

NOW, THEREFORE, for and in consideration of the mutual entry into this Amendment, the parties hereto do hereby amend the Lease as follows to be effective as of Effective Date, as defined below:

1. Premises. Suite 518 which is comprised of 231 rentable square feet (204 useable square feet) will be added to Tenant’s Premises effective December 1, 2007. The total square footage of Stes. 510, 515 and 518 will be 6,048 rentable square feet (5,338 useable square feet).

2. Tenant’s Percentage. The Tenant’s Percentage shall be 9.17% (6,048 / 65,983 total rentable square feet).

3. Term. The Effective Date of this amendment shall be December 1, 2007. The Term for Stes. 510 and 518 shall be for five (5) years from December 1, 2007 through November 30, 2012 and the Term for Ste. 515 shall be extended from January 1, 2010 through November 30, 2012.

4. Base Rent. “Base Rent” is modified as of the Effective Date to be:

Suite 510 & 518:

Term	Base Rental Rate	Annual Base Rent	Monthly Installment
12/1/07-12/31/07	Free Rent	$ 0.00	$ 0.00
1/1/08-11/30/08	$19.50	$87,594.00	$7,299.50
12/1/08-11/30/09	$20.09	$90,244.32	$7,520.36
12/1/09-11/30/10	$20.69	$92,939.48	$7,744.96
12/1/10-11/30/11	$21.31	$95,727.66	$7,977.31
12/1/11-11/30/12	$21.95	$98,599.49	$8,216.62

Suite 515:

Term	Base Rental Rate	Annual Base Rent	Monthly Installment
12/1/07-12/31/07	$19.63	$30,544.32	$2,545.36
1/1/08-12/31/08	$20.22	$31,462.32	$2,621.86
1/1/09-12/31/09	$20.83	$32,411.52	$2,700.96
1/1/10-11/30/10	$20.69	$32,193.60	$2,682.80
12/1/10-11/30/11	$21.31	$33,158.40	$2,763.20
12/1/11-11/30/12	$21.95	$34,154.16	$2,846.18

5. Base Year. “Base Year” for Stes. 510 and 518 is calendar year 2007 and the “Base Year” for Suite 515 is 2005 until January 1, 2010 at which time it will be calendar year 2007.

6. Tenant Improvements Allowance. Landlord shall make the modifications to Ste. 518 as shown on the attached plans in order to combine Ste. 518 with Stes. 510 and Ste. 515.

7. Parking. The number of parking spaces shall remain as twenty-four (24) non-reserved parking spaces in the Building’s parking. No separate fee shall be charged for this right.

8. Option to Renew. Provided Medallion is not then in default of any terms and conditions of this Amendment and the Lease, Medallion shall have one (1) option to extend the Term of Ste. 515 for an additional five (5) years for such Rent as the parties shall at that time negotiate. Medallion shall give Landlord at least sixty (60) days written notice of its desire to exercise this option. The parties shall during the next succeeding 30 days negotiate the amount of the rent to be paid for the extended Term. In the event the parties are unable to negotiate such Rent for the extended period, then the Term shall not be extended and the Lease shall terminate as herein otherwise provided.

9. Option to Expand. Tenant shall continue to have a right of first offer on any space that is adjacent to the Premises on the 5th floor of the Building per paragraph 19.1 of the Agreement of Lease dated July 3, 2002. All terms are set forth therein.

10. Representation. Landlord has been represented by Jon Cowley of Commerce CRG and Tenant has represented itself in the negotiation of this Amendment.

11. Ratification. As amended herein, the parties hereby ratify the Lease and acknowledge that the Lease is in full force and effect.

LANDLORD:

B-Line Holdings, L.C.

By:
Its:	Manager

TENANT:

Medallion Bank, a Utah Industrial Bank

By:
Its:	President

3